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Exhibit 23.5

CONSENT OF PINNACLE ENERGY SERVICES, LLC

        As independent oil and gas consultants, we hereby consent to the use of our name and the incorporation by reference in the Form S-3 of Evolution Petroleum Corporation to be filed on or about March 28, 2014, and as referenced in the Annual Report on Form 10-K for the year ended June 30, 2013 of Evolution Petroleum Corporation, filed on September 13, 2013, of the information contained in our report letter in the Annual Report on Form 10-K of Evolution Petroleum Corporation, filed on September 13, 2013. We further consent to the reference to us under the heading "Experts" in such Registration Statement.

PINNACLE ENERGY SERVICES, LLC
/s/ JOHN PAUL DICK, P.E.
Name:	John Paul Dick, P.E.
Title:	Manager, Registered Petroleum Engineer

March 28, 2014
Oklahoma City, Oklahoma

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  Exhibit 23.5
CONSENT OF PINNACLE ENERGY SERVICES, LLC